Exhibit 10.27

THIRD AMENDMENT TO
AECOM TECHNOLOGY CORPORATION

EXCESS BENEFIT PLAN

THIS AMENDMENT, by AECOM Technology Corporation, hereinafter sometimes referred to as the “Company”, is made with reference to the following facts:

Effective July 1, 1996 AECOM Technology Corporation adopted the AECOM Technology Corporation Excess Benefit Plan, (the “Plan”) which reserves to the Board of Directors of AECOM Technology Corporation the right to amend said Plan (Section 4.1 thereof). The Company has executed this Third Amendment for the purpose of amending said Plan in the manner hereinafter provided.

NOW, THEREFORE, the Plan is hereby amended, effective April 1, 2004, by amending Section 2.20 to read as follows:

“2.20 Unlimited Pension Plan Benefit means a Participant’s AECOM Pension Plan Benefit

(a)                     calculated without regard to Code Sections 401(a)(17) and 415

(b)                    calculated without regard to the $200,000 limitation on compensation in Section 2.11(a) of the AECOM Pension Plan, and

(c)                     calculated without regard to Section 3.1(a)(2) of the AECOM Pension Plan, which excludes from participation certain individuals who are eligible for the AECOM Technology Corporation Incentive Compensation Plan.”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of April 1, 2004.

AECOM Technology Corporation

By:	/s/ Stephanie A. Hunter

Title:	Corporate Secretary

Date:	March 4, 2004